For period ending (a) June 30, 1996
File Number (c) 811-2992



                          SUB-ITEM 77O
          Transactions Effected Pursuant to Rule 10f-3

     1.   Name of Issuer:
          Puerto Rico Highway and
Transportation Authority

     2.   Date of Purchases:
          03/29/96

     3.   Number of Securities Purchased:
          80,000

     4.   Dollar Amounts of Purchases:
          $7,282,400

     5.   Price Per Unit:
          $91.030

     6.   Name(s) of Underwriter(s)
          or Dealer(s) from whom Purchased:
          Merrill Lynch

     7.   Other Underwriters in Syndicate:

          Bear, Stearns & Co. Inc.
          Goldman, Sachs & Co.
          PaineWebber Incorporated
          Citicorp Securities, Inc.
          Clark Melvin Securities Corporation
          Lehman Brothers
          Morgan Stanley & Co. Incorporated
          Oriental Financial Services Corp.
          Prudential Seucrities Incorporated
          Smith Barney Inc.
For period ending (a) June 30, 1996
File Number (c) 811-2992



                          SUB-ITEM 77O
          Transactions Effected Pursuant to Rule 10f-3

     1.   Name of Issuer:
          Metropolitan Pier and Exposition
Authority (Illinois)
          McCormick Place Convention Complex

     2.   Date of Purchases:
          02/28/96

     3.   Number of Securities Purchased:
          40,000

     4.   Dollar Amounts of Purchases:
          $4,295,000

     5.   Price Per Unit:
          $107.375

     6.   Name(s) of Underwriter(s)
          or Dealer(s) from whom Purchased:
          Smith Barney

     7.   Other Underwriters in Syndicate:

          Artemis Capital Group, Inc.
          Carmona, Motley & Co., Inc.
          Mesirow Financial, Inc.
          J.P. Morgan Securities Inc.
          M.R. Beal & Company
          The Chicago Corporation
          Reinoso & Company Inc.